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Exhibit 99.1

RFS REPORTS SECOND QUARTER RESULTS

        Memphis, Tennessee, August 1, 2002—RFS Hotel Investors, Inc. (NYSE: RFS) today announced funds from operations (FFO) for the second quarter 2002 of $11.4 million, or $0.38 per share, compared to $16.9 million, or $0.62 per share, for the same quarter a year ago. FFO for the six months ended June 30, 2002, was $19.2 million, or $0.66 per share, compared to 2001 FFO of $31.9 million or $1.16 per share. Operating results were in line with reduced guidance given by the Company on June 27, 2002.

Second Quarter Highlights

  •
  Hotel revenue per available room (RevPAR) declined 10.6% for the second quarter. The following represents changes in RevPAR as compared to the prior year comparable periods by market segment:

	RevPAR Change
	Quarter	Year to Date
Full Service	(16.6%)	(22.0%)
Extended Stay	(6.5%)	(6.9%)
Limited Service	(5.9%)	(7.5%)

Total	(10.6%)	(13.5%)
  •
  The Company's six hotels in northern California, consisting of two in San Francisco and four in Silicon Valley, experienced an average decline in quarterly RevPAR of 27.9%. These six northern California hotels represented 18.4% of RFS's earnings before interest, taxes, depreciation and amortization (EBITDA) for the quarter as compared to 23% for all of 2001. Exclusive of these six northern California hotels, RevPAR declined 5.5% for the quarter and 7.8% year to date.

  •
  Hotel operating margins (hotel EBITDA as a percentage of total revenue, excluding deferred revenue) declined 4.0 percentage points to 38% in the second quarter. For the six months, hotel operating margins declined 5.4 percentage points to 36.1%.

  •
  EBITDA declined 21.1% from $24.6 million to $19.4 million for the second quarter and decreased 27.1% year to date.

  •
  The Company realized an unleveraged FFO return on investment of 9.0% on its hotel portfolio for the trailing twelve months ended June 30, 2002. Based upon the Company's approximate 36% leverage and average borrowing costs of 8.2%, the Company realized a leveraged return on investment of 9.5%.

  •
  EBITDA for the trailing twelve months ended June 30, 2002, was 2.8 times the Company's interest costs.

  •
  Total debt, net of cash, was reduced by $11.1 million in the first two quarters.

  •
  During the quarter, RFS completed the sale of 2.0 million shares of common stock resulting in net proceeds of $24.6 million. These funds were utilized, on June 30, 2002, to repurchase all of the Company's Series B Preferred Stock which paid an annual dividend at a rate of 12.5%. Although the transaction reduced FFO per share by $0.01 in the second quarter, it is expected to be neutral to FFO per share for the full year.

Operating Results

        Randy Churchey, president and chief operating officer, said, "As expected, the industry has experienced a significant downturn in business travel which began in the spring of 2001 and was exacerbated by the events of September 11. During the quarter, we experienced some improvement in the San Francisco market due to an increase in the number of leisure travelers. However, RevPAR at our four hotels in and around Silicon Valley was down 32.7% compared to a decline of 36.6% during the first quarter.

        RevPAR for the entire portfolio declined 10.6% indicating some sequential improvement from the first quarter results which reflected a decrease of 16.6%. We began to experience quarterly declines in RevPAR during the third quarter of 2001 and RevPAR for the second quarter of 2001 was unchanged from the prior year. Therefore, quarterly RevPAR comparisons should improve over the balance of the year."

Capital

        Despite the reduction in FFO and RevPAR, the Company:

  •
  Continued to maintain one of the least leveraged balance sheets in the industry with total debt equal to only 4.3 times trailing twelve months EBITDA;

  •
  Generated operating cash flow (EBITDA less interest) of $44.4 million for the trailing twelve months ended June 30, 2002. This represents funds available for capital expenditures, debt reduction, and dividends; and

  •
  Reduced net debt by $11.1 million during the first half of the year.

        Kevin Luebbers, RFS executive vice president and chief financial officer, stated, "The repurchase of $25 million in preferred stock with the proceeds of our recent common stock offering reduces our aggregate dividends by $1.1 million and eliminates the required future redemption of the Series B Preferred Stock. This transaction, together with our successful sales of $125 million in unsecured senior notes and 1.15 million shares of common stock in the first quarter, positions us with in excess of $100 million of available capital to withstand this difficult operating environment and to opportunistically acquire hotels which meet our strategic and financial criteria."

Outlook and Dividends

        The Company declared a dividend of $0.25 per share, payable September 16, 2002, to shareholders of record September 6, 2002. RFS expects to pay an annual dividend in 2002 of $1.00 per share. Based upon preliminary estimates, approximately 75% of the dividend is expected, for tax purposes, to be characterized as a return of capital, and; therefore, not taxable as ordinary income for federal income tax purposes.

        Robert Solmson, chairman and chief executive officer, stated, "It has been, and continues to be, extremely difficult to predict lodging demand in the current economic environment. In recent months, the U.S. economy has shown renewed growth following last year's recession. Recently, we have seen improving RevPAR trends for our hotels, and we expect this trend to continue. Our best estimate is that RevPAR growth, year over year, during the second half of 2002 will be consistent with industry forecasts of 2% to 6% and that FFO per share for 2002 will range from $1.35 to $1.40.

        Fortunately, the Company's balance sheet remains strong with total debt equal to only 36% of the costs of our assets, no significant debt maturities until 2008, and operating cash flow (EBITDA less interest expense) for the trailing 12 months of $44.4 million. This combination of low leverage and strong cash flows enables the Company to pay meaningful dividends to our shareholders during this difficult operating environment. Management will continue to do everything in its power to: protect the dividend; maintain low levels of debt; and, maximize return on investment."

        The Company also announced that, effective in 2003, it would include in compensation the expense associated with the fair value of stock option grants made subsequent to January 1, 2003. The impact of this change in accounting policy, if adopted in prior years, would have increased annual compensation costs by approximately $.01 per share on an annual basis.

        RFS Hotel Investors, Inc. (RFS) is a real estate investment trust (REIT) that owns 58 hotels with approximately 8,400 rooms located in 24 states. RFS's hotel portfolio is diversified by geography, brand and segment. Leading brands under which RFS hotels are operated include Sheraton®, Residence Inn by Marriott®, Hilton®, Doubletree®, Holiday Inn®, Hampton Inn®, and Homewood Suites by Hilton®. By segment, RFS receives approximately 38% of its EBITDA from full service hotels, 35% from extended stay hotels, and 27% from limited service hotels. Additional information can be found on the Company's web site at www.rfshotel.com.

        RFS invites you to listen to the Company's second quarter 2002 conference call on August 1, 2002, at 9:00 a.m. Central Time. The dial-in number is 312-470-7040 (15 minutes prior to the start of the call); the passcode is RFS; and the leader is Bob Solmson. The conference call will be webcast simultaneously via the Company's website at www.rfshotel.com. A recording of the call also will be archived and available at www.rfshotel.com.

        Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities regulations. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. General economic conditions, competition, and governmental actions will affect future transactions, results, performance, and achievements. These risks are presented in detail in our filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that our expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

RFS Hotel Investors, Inc.

Key Company Statistics

QUARTER ENDED JUNE 30, 2002

Operating Statistics

Total Revenues	$53.6	million	EBITDA	$19.4	million
% Decrease in Revenues	11.2%		% Decrease in EBITDA	21.1%
FFO	$11.4	million	% of Hotel EBITDA[1]
			Full Service Hotels	38%
% Decrease in FFO	32.9%		Extended Stay Hotels	35%
			Limited Service Hotels	27%
FFO per Share	$0.38
% Decrease in FFO per Share	38.7%

Capital Statistics

EBITDA/Interest[1]	2.8	x	Debt/EBITDA[1]	4.3	x
EBITDA/Interest and Preferred Dividends[1]	2.5	x	Percentage of fixed interest rate debt	97%

1
EBITDA information is for the trailing twelve months ended June 30, 2002.

RFS HOTEL INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2002 AND 2001
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2002	June 30, 2001	June 30, 2002	June 30, 2001
Revenue:
Rooms	$46,374	$52,163	$87,066	$102,069
Food and beverage	4,674	4,580	8,877	9,337
Other operating departments	1,730	2,563	3,336	4,989
Lease revenue (1)	1,234	1,429	2,868	3,317
Deferred revenue (1)	(491)	(457)	(1,503)	(1,736)
Other	107	137	261	341

Total hotel revenue	53,628	60,415	100,905	118,317

Hotel operating expenses by department:
Rooms	9,118	9,847	17,538	19,459
Food and beverage	3,346	3,553	6,507	7,061
Other operating departments	465	557	939	1,097
Undistributed operating expenses:
Property operating costs	5,445	5,670	10,779	11,461
Property taxes, insurance and other	3,174	2,896	6,533	6,141
Franchise costs	4,388	4,621	8,230	9,011
Maintenance and repair	2,500	2,616	4,815	5,198
Management fees	1,270	1,532	2,528	2,883
General and administrative	3,855	4,003	7,546	7,913

Total hotel operating expenses	33,561	35,295	65,415	70,224

Net hotel operating income (Hotel EBITDA)	20,067	25,120	35,490	48,093
Corporate expenses:
Depreciation	7,612	7,483	14,933	14,877
Amortization of deferred expenses and unearned compensation	739	707	1,415	1,410
Interest expense	6,511	6,216	12,555	12,772
General and administrative	1,177	1,006	2,262	2,179
Debt extinguishment and swap termination costs	—	—	10,122	—
Hilton lease termination	—	600	—	65,496
Loss (gain) on sale of assets	10	(1,200)	(962)	(1,200)
Minority interest in income (loss) of Operating Partnership	119	687	(676)	(1,759)

Income (loss) before income taxes	3,899	9,621	(4,159)	(45,682)
Provision for (benefit from) income taxes	130	(20)	(380)	(24,499)

Net income (loss)	3,769	9,641	(3,779)	(21,183)
Preferred stock dividends	(781)	(782)	(1,562)	(1,562)
Gain (loss) on redemption of preferred stock	(1,890)	—	(1,890)	5,141

Net income (loss) applicable to common shareholders	$1,098	$8,859	$(7,231)	$(17,604)

Income (loss) per share—diluted	$0.04	$0.35	$(0.27)	$(0.71)
Weighted average common shares outstanding—diluted	27,217	25,003	26,407	24,864
(1)
Deferred revenue is recorded for the Company's hotels which are leased to third parties in accordance with Staff Accounting Bulletin 101 which requires deferral of certain revenue until the third and fourth quarters. For the three and six months ended June 30, 2002 and 2001, five hotels were leased to third-party lessees, respectively. SAB 101 has no effect on rent payments under the Company's third-party leases or the Company's cash flow and no impact on full year revenue.

RFS HOTEL INVESTORS, INC.
CALCULATION OF FFO AND EBITDA
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2002 AND 2001
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2002	June 30, 2001	June 30, 2002	June 30, 2001
Funds from operations:
Net income (loss)	$3,769	$9,641	$(3,779)	$(21,183)
Minority interest in income (loss) of Operating Partnership	119	687	(676)	(1,759)
Hilton lease termination	—	600	—	65,496
Deferred income tax provision (benefit)	130	32	(380)	(24,499)
Debt extinguishment and swap termination costs	—	—	10,122	—
Deferred revenue	491	457	1,503	1,736
Loss (gain) on sale of assets	10	(1,200)	(962)	(1,200)
Preferred stock dividends	(781)	(782)	(1,562)	(1,562)
Depreciation	7,612	7,483	14,933	14,877

Funds from operations	$11,350	$16,918	$19,199	$31,906

Weighted average common shares, partnership units and potential dilutive shares outstanding	29,676	27,474	29,013	27,452
FFO per share	$0.38	$0.62	$0.66	$1.16
Earnings before interest, taxes, depreciation and amortization (EBITDA):
FFO	11,350	16,918	19,199	31,906
Interest expense	6,511	6,216	12,555	12,772
Current income taxes	—	(52)	—	—
Amortization	739	707	1,415	1,410
Preferred stock dividends	781	782	1,562	1,562

Corporate EBITDA	$19,381	$24,571	$34,731	$47,650

RFS HOTEL INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2002	December 31, 2001
ASSETS
Investment in hotel properties, net	$605,326	$615,562
Cash and cash equivalents	10,473	5,735
Restricted cash	5,375	6,817
Accounts receivable	5,105	5,533
Deferred expenses, net	8,764	6,964
Other assets	3,674	3,517
Deferred income taxes	25,114	24,734

Total assets	$663,831	$668,862

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses (including deferred rent)	$24,918	$20,857
Borrowings on Line of Credit	9,250	81,188
Long-term obligations	285,530	219,947
Minority interest in Operating Partnership, 2,459 units issued and outstanding at June 30, 2002 and December 31, 2001, respectively	29,244	31,059

Total liabilities	348,942	353,051

Preferred Stock, $.01 par value, 5,000 shares authorized, 250 shares issued and outstanding at December 31, 2001		25,000

Commitments and contingencies
Shareholders' equity:
Common Stock, $.01 par value, 100,000 shares authorized, 29,041 and 25,811 shares issued at June 30, 2002 and December 31, 2001, respectively	290	258
Additional paid-in capital	409,333	368,361
Other comprehensive income	—	(3,220)
Treasury stock, at cost, 576 shares	(8,100)	(8,100)
Distributions in excess of earnings	(86,634)	(66,488)

Total shareholders' equity	314,889	290,811

Total liabilities, preferred stock and shareholders' equity	$663,831	$668,862

RFS Hotel Investors, Inc.
Market Segment Diversification

For the three months ended June 30, 2002

	ADR		Occupancy			REVPAR
Segment	2002	Variance vs. 2001	2002	Variance vs. 2001		2002	Variance vs. 2001
Full Service	$101.98	(11.6)%	69.2%	(4.1 pts	)	$70.52	(16.6)%
Extended Stay	$95.58	(2.6)%	78.8%	(3.2 pts	)	$75.28	(6.5)%
Limited Service	$69.61	(2.0)%	71.2%	(3.0 pts	)	$49.59	(5.9)%

Total	$88.10	(6.3)%	72.5%	(3.4 pts	)	$63.85	(10.6)%

For the six months ended June 30, 2002

	ADR		Occupancy			REVPAR
Segment	2002	Variance vs. 2001	2002	Variance vs. 2001		2002	Variance vs. 2001
Full Service	$101.47	(13.4)%	64.7%	(7.1 pts	)	$65.60	(22.0)%
Extended Stay	$95.99	(1.9)%	78.1%	(4.2 pts	)	$75.00	(6.9)%
Limited Service	$70.46	(1.6)%	66.1%	(4.1 pts	)	$46.54	(7.5)%

Total	$88.55	(6.9)%	68.7%	(5.3 pts	)	$60.86	(13.5)%

Includes all 58 hotels owned.

RFS Hotel Investors, Inc.
Brand Diversification

	Hotel Properties	Second Quarter RevPAR vs. 2001	Year to Date RevPAR vs. 2001	Hotel EBITDA(1)	Percentage of Total EBITDA(1)
Marriott International, Inc.
Residence Inn	14	(6.1)%	(6.5)%	$23,196	32%
TownePlace Suites	3	(6.9)%	(9.1)%	2,162	3%
Courtyard	1	(14.5)%	(20.2)%	1,020	1%

					36%

Hilton Hotels Corporation
Hampton Inn	17	(4.4)%	(4.9)%	13,641	19%
Doubletree	1	(13.0)%	(16.4)%	2,832	4%
Hilton	1	(13.8)%	(20.7)%	1,599	2%
Homewood Suites	1	(15.6)%	(11.9)%	494	1%

					26%

Starwood Hotels & Resorts
Sheraton	4	(15.5)%	(24.0)%	8,382	12%
Four Points	2	(13.5)%	(18.2)%	3,905	5%

					17%

Six Continents PLC
Holiday Inn	5	(3.5)%	(8.8)%	8,200	11%
Holiday Inn Express	5	(12.8)%	(17.5)%	3,794	5%

					16%

Top Four Frachisors	54	(8.6)%	(11.8)%	69,225	95%
Other	4	(31.9)%	(32.2)%	3,947	5%

Portfolio Total	58	(10.6)%	(13.5)%	$73,172	100%

(1)
For the trailing twelve months ended June 30, 2002, in thousands.

RFS Hotel Investors, Inc.
Geographic Diversification

	Hotel Properties	Second Quarter RevPAR vs. 2001	Year to Date RevPAR vs. 2001	Hotel EBITDA(1)	Percentage of Total EBITDA(1)
California (see below)	10	(21.5)%	(25.0)%	$23,347	32%
Florida	7	(15.2)%	(14.1)%	7,018	10%
Texas	6	(1.4)%	(2.7)%	5,890	8%
Michigan	3	(14.3)%	(16.0)%	4,231	6%
Illinois	3	(10.5)%	(15.4)%	3,981	5%
New York	1	15.6%	15.5%	3,592	5%
Minnesota	3	(15.4)%	(16.9)%	2,684	4%
Missouri	2	1.7%	(9.7)%	2,593	4%
Georgia	2	(5.6)%	(4.4)%	1,983	3%
Rhode Island	1	(0.4)%	(2.7)%	1,786	2%
Oklahoma	2	(4.9)%	(4.3)%	1,762	2%
Louisiana	1	0.7%	(7.2)%	1,637	2%
Delaware	1	3.5%	1.6%	1,528	2%
Others (2)	16	(0.6)%	(3.3)%	11,140	15%

Portfolio Total	58	(10.6)%	(13.5)%	$73,172	100%

California Diversification

	Hotel Properties	Second Quarter RevPAR vs. 2001	Year to Date RevPAR vs. 2001	Hotel EBITDA(1)	Percentage of Total EBITDA(1)
Silicon Valley	4	(32.7)%	(35.5)%	10,489	14%
Los Angeles Area	2	(8.4)%	(10.2)%	5,189	7%
San Francisco	2	(17.2)%	(23.9)%	2,352	3%
San Diego	1	(13.0)%	(16.4)%	2,717	4%
Sacramento	1	(6.9)%	(4.9)%	2,600	4%

California Total	10	(21.5)%	(25.0)%	$23,347	32%

(1)
For the trailing twelve months ended June 30, 2002, in thousands.

(2)
We own hotels in each of the following states which individually represent less than 2% of total Hotel EBITDA: Alabama (1), Arizona (3), Colorado (2), Indiana (1), Kentucky (1), Mississippi (1), Nebraska (2), North Carolina (1), South Carolina (2), Tennessee (1) and Wisconsin (1).

RFS Hotel Investors, Inc.
RETURN ON INVESTMENT ANALYSIS (1)
As of June 30, 2002
(Amounts in thousands)

Unleveraged Return on Investment

	Total Investment, Before Depreciation(2)	EBITDA for the TTM ended June 30, 2002	Unleveraged Return on Investment
Full Service	$377,090	$27,594	7.3%
Extended Stay	$221,687	$25,852	11.7%
Limited Service	$211,450	$19,726	9.3%

Total	$810,227	$73,172	9.0%

Leveraged Return on Investment

EBITDA for the TTM ended June 30, 2002	$73,172
Less: Interest expense	(24,172	)(3)

	$49,000

Equity investment after 36% leverage	$515,447

Leveraged Return on Investment	9.5%

(1)
Includes all 58 hotels owned at June 30, 2002.

(2)
Total investment includes original cost and all capital expenditures since acquisition. Also includes the costs associated with the Hilton lease termination of approximately $60 million. These costs were required to be written-off as a cancellation of executory contracts and therefore are not included on the balance sheet. However, for return on investment analysis, this amount is included in the total investment.

(3)
$294.8 million at an average annual rate of 8.2% (weighted average cost of debt at June 30, 2002).

RFS HOTEL INVESTORS, INC.
OUTSTANDING DEBT
June 30, 2002

	Balance	Interest Rate		Maturity
	(in thousands)
Line of Credit	$9,250	LIBOR + 200bp	Variable	July 2004
Senior Notes	125,000	9.75%	Fixed	March 2012
Mortgage	91,348	7.83%	Fixed	December 2008
Mortgage	18,117	8.22%	Fixed	November 2007
Mortgage	51,065	8.00%	Fixed	August 2010

	$294,780

Debt Maturities
(in millions)
2002	$1.3
2003	2.7
2004	12.1
2005	3.2
2006	3.4
Thereafter	272.1

$294.8

        Weighted average maturity of fixed rate debt is 8.1 years.

QuickLinks

RFS Hotel Investors, Inc. Key Company Statistics QUARTER ENDED JUNE 30, 2002
Operating Statistics
Capital Statistics
RFS HOTEL INVESTORS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2002 AND 2001 (in thousands, except per share data)
RFS HOTEL INVESTORS, INC. CALCULATION OF FFO AND EBITDA FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2002 AND 2001 (in thousands, except per share data)
RFS HOTEL INVESTORS, INC. CONSOLIDATED BALANCE SHEETS (in thousands)
RFS Hotel Investors, Inc. Market Segment Diversification
RFS Hotel Investors, Inc. Brand Diversification
RFS Hotel Investors, Inc. Geographic Diversification
California Diversification
RFS Hotel Investors, Inc. RETURN ON INVESTMENT ANALYSIS (1) As of June 30, 2002 (Amounts in thousands)
Unleveraged Return on Investment
Leveraged Return on Investment
RFS HOTEL INVESTORS, INC. OUTSTANDING DEBT June 30, 2002